CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants' we hereby consent to the use of our report (and to all references to our Firm) including in or made a part of this Form 10KSB.

                                             Shlomo Ziv & Co.
                                      Certified Public Accountants (Isr).

Tel-Aviv
December 23, 1996